                                                                  Exhibit 10.2

                              EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of October 16, 2001, among SYNERGY 2000, INC., a Delaware corporation ("Parent"), INFINITY TECHNOLOGY SOLUTIONS, INC., a Delaware corporation (the "Company"), and CHARLES R. CRONIN, JR. ("Employee").

         Company currently is engaged in the business of providing comprehensive business and technology solutions, combining expertise in information technology with practical consulting solutions for complex workforce issues. Employee is experienced in general management, technology and operational services affecting the Company.

         Company desires to employ the Employee, and Employee is willing to accept such employment, in each case, subject to the terms and conditions set forth in this Agreement.

         Accordingly, Company and Employee hereby agree as follows:

I. TERM OF EMPLOYMENT

         The term of Employee's employment under this Agreement shall be for a period of three (3) years, commencing as of effective time (the "Effective Time") of the merger (the "Merger") among, INTER ALIA, the Company, Parent, and Convert-Tech, Inc., a California corporation, unless earlier terminated as provided in Article IV hereof (the "Employment Period"). Following the initial three (3) year term, this Agreement shall be renewed automatically for successive terms of one (1) year unless either party gives notice to the other at least ninety (90) days prior to the expiration of any such term of its or his intention not to renew.

II. EMPLOYMENT; DUTIES AND ACCEPTANCE

         SECTION 2.01. EMPLOYMENT. Employee shall devote his full-time services, skill and time to the affairs of the Company and the promotion of its interests. Employee shall be the Executive Vice President of Parent and the President of Company and shall be responsible, subject always to the direction of the Parent's and Company's Boards of Directors, for working with Parent's and Company's general management, business development and marketing teams. Employee shall report to the Company's and Parent's Boards of Directors. Employee's expenditure of reasonable amounts of time for personal, business (for services to or for the benefit of any of Infinity Web Systems, Inc., VROOM, Inc., and Transformation Consulting, Inc.), charitable or professional activities shall not be deemed a breach of his undertaking to provide the required services hereunder, subject always to the provisions of Section 5.02 hereof, provided that such activities do not interfere materially with Employee's ability to render such services.



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         SECTION 2.02. ACCEPTANCE OF EMPLOYMENT BY EMPLOYEE. Employee accepts such employment with Company and shall render the services required by this Agreement to be rendered by him, and hereby agrees to execute and deliver the Company's "Confidentiality and Invention Assignment Agreement," in the form attached hereto. The terms of that agreement require the Employee to refrain for a period of time after employment from competing with the Company and Parent or using or disclosing the Company's and Parent's Confidential Information (as defined in the agreement) or any confidential information received during Employee's prior employment in any manner which might be detrimental to or conflict with the business interests of the Company, Parent, or its employees, but that agreement does not prevent Employee from using Employee's general knowledge and experience - no matter when or how gained - in any new position or field. Further, Employee's activities in furtherance of the objectives of VROOM, Inc. and Transformation Consulting, Inc. are expressly permitted and are conclusively deemed not to be competitive with the activities of the Company and Parent.

III. EMPLOYEE'S COMPENSATION

         SECTION 3.01. BASE COMPENSATION. As compensation for services to be rendered pursuant to this Agreement, Company shall pay Employee and Employee shall accept, a base salary (the "Salary") at the annual rate of Two Hundred Forty Thousand Dollars ($240,000), payable at the annualized rate of One Hundred Eighty Thousand ($180,000) for the period through December 31, 2001, with the deferred portion payable as soon as practicable subsequent to December 31, 2001; PROVIDED, HOWEVER, that if the deferred portion is not paid on or before March 15, 2002, such amount shall be evidenced by an unsecured demand promissory note made by Company in favor of Employee. Thereafter, Company shall pay Employee at an annualized rate of not less than the rate paid for the immediately preceding period, subject to annual adjustment, upwards but not downwards. The salary shall be payable to Employee in accordance with the Company's standard payroll policies.

         SECTION 3.02. BONUS.

         (a) Guaranteed Bonus. Employee shall be entitled to a guaranteed bonus payable in cash in an amount equal to twenty-five percent (25%) of the Salary payable pro-rata commencing with the 2001 calendar year, not later than March 15, 2002, and annually thereafter, and pro-rated in the event of commencement, expiration or termination prior to said payment date.

         (b) Performance Bonus. Employee shall be entitled to incentive compensation, payable by the Company on a quarterly basis not later than forty-five (45) days following the end of each calendar quarter, in an amount equal to a percentage of the Company's actually collected revenues generated by the Company's technology consulting operations (but expressly excluding therefrom all revenues generated by the operations of any of the Company's managing general agency, insurance company or third-party administration activities), in accordance with the schedule set forth below:

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                  Revenues                        Percentage Bonus Compensation
                  --------                        -----------------------------

                  Up to $10,000,000                            3%
                  $10,000,001-$20,000,000                      2%
                  More than $20,000,000                        1%

The calculation of said quarterly performance bonus payment shall be determined by the Company's regularly engaged certified public accountants, and shall be subject to reconciliation on a continuing basis. At Employee's option, Employee may elect to receive such performance bonus in Parent Common Stock or options to purchase Parent Common Stock upon terms mutually determined by Employee and Parent.

         (c) Employee shall be entitled to such additional bonuses as may be determined by the Company's Board of Directors.

         SECTION 3.03. STOCK OPTIONS. Employee shall receive options, as of January 1 of each year commencing with January 1, 2002, to purchase seventy-five thousand (75,000) shares of the Parent's Common Stock, at a price equal to 110% of the closing bid price of the Parent's Common Stock on its Principal Market determined as of the most recent trading date immediately preceding the date of each such grant, and expiring at such time as determined by the Parent's Board of Directors and identical to the expiration dates granted to Parent's senior executive management. Said option grant shall be pro-rated in the event of termination prior to January 1 of any year. "Principal Market" means the OTC Electronic Bulletin Board or the NASDAQ SmallCap Market as appropriate. Employee shall be entitled to such additional stock options as may be granted to him under any Company stock option plan(s) from time to time in effect at the Company.

         SECTION 3.04. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Company shall make available to the Employee the Company benefit program currently in effect or as may be established from time to time by its Board of Directors for similarly situated employees, including without limitation, any incentive compensation plans or group benefit plans.

         SECTION 3.05. KEY-MAN INSURANCE. Company shall acquire key man insurance on the life of Employee not later than January 2002, naming the Company as beneficiary in an amount not less than One Million Dollars ($1,000,000).

         SECTION 3.06. VACATION AND SICK LEAVE PROVISIONS. Employee shall receive not less than twenty (20) working days' vacation each year, exclusive of legal holidays. At the option of Employee, unused vacation days may be carried over to succeeding years or Employee shall be entitled to payment therefor at the end of Company's fiscal year or Employee's anniversary date of employment, whichever is mutually determined appropriate by Company and Employee. In addition, the Employee shall be entitled to sick leave benefits during the term of this Agreement in accordance with the customary policies applied to similarly situated employees of the Company.

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         SECTION 3.07. REIMBURSEMENT OF EXPENSES. Subject to prior approval by the Company, Employee shall be reimbursed for reasonable expenses incurred in connection with the business of Company upon the presentation by Employee, from time to time, of an itemized account of and proper receipts for such expenditures, including without limitation, an automobile lease or monthly automobile allowance commencing as of the Effective Time of the Merger, in an amount not less than Seven Hundred Fifty Dollars ($750) as determined after consultation with the Company's regularly engaged certified public accountants.

         SECTION 3.08. OTHER COMPENSATION. Employee shall receive such other compensation as may from time to time be granted to Employee by Company's Board of Directors.

         SECTION 3.09. WITHHOLDING. All payments due to Employee under any provisions of this Agreement shall be reduced by any amounts required to be withheld by Company from time to time from such payments under applicable Federal, state or local law or regulations then in effect.

IV. TERMINATION

         SECTION 4.01. TERMINATION BY EITHER PARTY UPON NOTICE. Either party may terminate this Agreement, with or without cause, effective upon delivery of written notice of termination to the other party.

         SECTION 4.02. TERMINATION BY COMPANY FOR CAUSE. Company may, at any time, terminate this Agreement, for Cause. "Cause" means: (a) willful and repeated failure to comply with the lawful directions of the Board of Directors;
(b) gross negligence or willful misconduct in the performance of Employee's duties to the Company; (c) commission of any act of fraud against, or misappropriation of material property belonging to the Company; or (d) action by Employee that is materially injurious to the business or reputation of the Company, in each case as determined in good faith by the Board of Directors, including without limitation, action by Employee involving violation of any criminal statute constituting a misdemeanor involving moral turpitude or a felony, chronic alcoholism or drug addiction.

Upon termination pursuant to the provisions of this Section, Employee would be entitled to receive only such compensation accrued and unpaid as of the termination date.

         SECTION 4.03. TERMINATION FOR DEATH AND DISABILITY. This Agreement shall be terminated effective immediately and automatically, upon the death or permanent disability of Employee. For purposes of this subsection, "permanent disability" shall be deemed to have occurred if Employee is unable by reason of illness or physical or mental disability to perform the services required under this Agreement for a period aggregating 120 days within any period of 12 consecutive months during the Employment Period. Upon termination for death, Employee would be entitled to receive only such compensation accrued and unpaid as of the termination date. Under termination for permanent disability, Employee would be entitled to receive full compensation and benefits for the initial six
(6) months following the determination of "permanent disability", and one-half of such compensation and benefits for the next succeeding six (6) month period.

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         SECTION 4.04. TERMINATION OTHER THAN FOR CAUSE. If Employee is
terminated for any reason other than as set forth in Sections 4.02 and 4.03 hereof, then Employee would be entitled to receive compensation and benefits as follows:

                  (a) SEVERANCE. Two hundred percent (200%) of the annual Salary at its then current level, payable in a lump sum or at the times such salary would otherwise have been payable were Employee to remain employed with Company, as determined by Employee in his sole discretion, and acceleration of vesting of all options. If the Company is unable to make payment entirely in cash, Company shall evidence such obligation by an unsecured demand promissory note convertible into shares of Parent's Common Stock on such terms as may be agreed upon by Employee and Parent, or at Employee's option, Employee may elect to receive said severance amount in Parent Common Stock or options to purchase Parent Common Stock. If Employee elects to receive options to purchase Parent Common Stock, then all such options shall be vested immediately and Parent shall take such steps to register such securities as promptly as practicable in a registration statement pursuant to applicable Federal and state securities laws; and

                  (b) CONTINUATION OF BENEFITS. Company would maintain in full force and effect Employee's benefit plans (or provide Employee with alternative substantially equivalent coverage) for a period equal to six (6) months, or as otherwise required by applicable Federal and/or state law.

                  Further, if, during your employment with the Company there is a Change of Control (as defined below), or if Executive elects to terminate his employment within six months following a Change in Control, then Executive shall be entitled to receive not less than the compensation and benefits set forth in this Section, including the acceleration of vesting of all options. "Change of Control" shall mean the occurrence of any of the following events:

                  (a) an acquisition of any voting securities (or securities convertible or exchangeable for voting securities) of the Company (the "Voting Securities) by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of or otherwise is entitled to obtain (by virtue of any option, conversion right, etc.) more than forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or
         (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), or (B) any person in connection with a Non-Control Transaction (as hereinafter defined);

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                  (b) the individuals who constitute the Board of Directors of the Company as of the date hereof (the "Incumbent Board") cease for any reason to constitute a majority of the Board of Directors; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 promulgated under the Exchange Act) (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c) approval by stockholders of the Company of: (A) a merger, consolidation, share exchange or reorganization involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, more than forty percent (40%) of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Company, and (3) no persons (other than the Company or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Subsidiary, or any person who, immediately prior to such merger, consolidation, share exchange or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) have Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Company's then outstanding voting securities (a transaction described in clauses (1) through (3) is referred to herein as "Non-Control Transaction"); (B) a complete liquidation or dissolution of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

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         SECTION 4.05. EFFECT OF TERMINATION. Termination of this Agreement shall not release or discharge either party hereto from any obligation, debt or liability which may previously have occurred and remains to be performed upon the date of termination. In addition, the provisions of Article V of this Agreement shall survive such termination or expiration of the term of this Agreement.

V. OBLIGATIONS OF EMPLOYEE

         SECTION 5.01. ACCEPTANCE OF "CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT". Employee hereby agrees to execute and deliver, and to abide by, the terms and conditions set forth in that certain "Confidentiality and Invention Assignment Agreement" attached hereto.

         SECTION 5.02. COMPETITION. Without Company's prior written approval, Employee agrees that, during the Employment Period (and as the same may be renewed or extended) or, if Employee terminates this Agreement without a material breach by Company, for a period of one (1) year from the date thereof, Employee shall not, directly or indirectly, for his own account or the account of any other person, firm or company, (i) offer or sell any products or services which compete with the Company on the date of such expiration or termination;
(ii) induce or attempt to induce any person(s) or entities which were customers of Company during the Employment Period or were being actively solicited at the time of termination of the Employment Period to cease doing business or not to commence doing business in whole or in part with Company or solicit the business of any such customer which compete with the Company on the date of such expiration or earlier termination that Employee would have knowledge of by virtue of his capacity; or (iii) solicit, interfere with, or endeavor to cause any employee or consultant of Company to leave his employment or engagement or induce or attempt to induce any such employee or consultant to breach his employment or engagement agreement with Company. Participation in a business shall include, but not be limited to, serving as a director, officer, employee, agent or other representative of or having an interest in the business as an owner, stockholder, partner, limited partner, joint venturer, material creditor or any other financial interest; PROVIDED, HOWEVER, that the following shall not be in violation of this covenant: (i) the ownership by Employee of not more than five (5) percent of the outstanding shares of stock of any such business listed on any national stock exchange or registered under the federal securities laws and actively traded in the over-the-counter market; and (ii) participation by Employee in any capacity in any business, which participation has received a specific written approval of a majority of the Board of Directors of Company.

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         SECTION 5.03. RIGHTS AND REMEDIES UPON BREACH OF EMPLOYEE'S
OBLIGATIONS. Because of the unique and proprietary nature of the Company's Confidential Information and business operations and practices, and the unique character of Employee's services, and because any material breach of any of the provisions of this Agreement will cause irreparable injury to Company for which money damages would not be an adequate remedy, it is understood and agreed that Company's remedy for a material breach by Employee of this Agreement will be inadequate, and that, therefore, in the event of any material breach by Employee of his obligations pursuant to the terms of this Agreement, Company shall be entitled, upon application to any court of competent jurisdiction, to equitable relief (including, without limitation, provisional and permanent injunctive relief and specific performance) in order to enforce or prevent violation of such provision or provisions. Nothing contained herein shall be construed as prohibiting Company from pursuing any other remedies provided to it by this Agreement or available to it at law or in equity for such breach including, without limitation, the recovery of money damages from Employee.

         SECTION 5.04. SURVIVAL OF EMPLOYEE'S OBLIGATIONS. Employee's obligations pursuant to this Article shall survive the termination of this Agreement.

VI. GENERAL PROVISIONS

         SECTION 6.01. NOTICES. All notices, requests, consents or other communications provided for in or to be given under this Agreement shall be in writing, may be delivered in person, by facsimile transmission (fax), by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by fax,
(b) one (1) day after having been delivered to an overnight air courier or (c) three (3) days after having been deposited in the mails as certified or registered matter, all fees prepaid, directed to the parties or their assignees at the following addresses (or at such other address as shall be given in writing by a party hereto):

                  If to Employee:           Charles R. Cronin, Jr.
                                            1285 Dumaine Avenue
                                            Oak Park, CA   91377
                                            Fax: (818) 879-8407

                  If to Company:            Synergy 2000, Inc.
                                            30 North Raymond Avenue, Suite 804
                                            Pasadena, CA   91103
                                            Attention: Board of Directors.
                                            Fax: (626) 792-8603

         SECTION 6.02. ASSIGNMENT. This Agreement shall not be assigned, pledged or transferred in any way by either party hereto. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

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         SECTION 6.03. CONFLICTING AGREEMENTS. Employee hereby represents and warrants to Company that his entering into this Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any employment or other agreement to which he is a party and that he is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

         SECTION 6.04. INDEMNIFICATION; INSURANCE. Company shall indemnify Employee and hold Employee harmless from any claims, actions, charges, expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which Employee was or is a party or is threatened to be made a party arising by reason of the fact that Employee is or was an employee of Company. For purposes of this Agreement, "proceeding" shall mean any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal, in which Employee is, was or becomes involved by reason of the fact that Employee is or was a director, officer, employee, trustee or agent of the Company or that, being or having been such a director, officer, employee, trustee or agent, Employee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Employee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent. For purposes of this Agreement, "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Agreement or under the laws of the State of California. In addition, to the extent economically practicable as determined by the Company in its sole discretion, Company shall include Employee as an additional named insured on its insurance policies.

         SECTION 6.05. NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall any party hereto be estopped from enforcing any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

         SECTION 6.06. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of any dispute or controversy arising under this Agreement or the transactions contemplated herein, the parties mutually consent to the jurisdiction of the state and federal courts located in Los Angeles, California, and agree that any litigation may be served outside of California with the same force and effect as if service had been made in California.

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         SECTION 6.07. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the "Confidentiality and Invention Assignment Agreement" attached hereto, is intended by the parties as a final expression of their Agreement with respect to the terms included herein, and may not be contradicted or varied by evidence of any prior or contemporaneous agreement. All prior negotiations, correspondence, memoranda, and agreements, whether oral or written, are merged herein. Any change, revision or modification of any provision of this Agreement shall not be binding unless executed in writing and signed by a duly authorized representative of each of the parties hereto.

         SECTION 6.08. HEADINGS. Headings contained herein are for convenient reference only; they are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

         SECTION 6.09. SURVIVAL OF PROVISIONS. In case any one or more of the provisions or any portion of any provision contained in this Agreement (including, without limitation, any geographical or temporal restrictions, contained in Article V hereof) should be found to be invalid, illegal or unenforceable in any respect, such provision or portion thereof shall be modified or deleted in such manner so as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the validity, legality and enforceability of any such provision shall not in any way be affected or impaired thereby, such remaining provisions or portion of any such provision construed as severable and independent thereof.

         SECTION 6.10. ARBITRATION; ATTORNEYS' FEES. Any dispute or conflict which arises between the parties hereto may be submitted to the American Arbitration Association, before a single arbitrator, in accordance with its then current Commercial Rules in Los Angeles, California, for arbitration and the parties may, if so mutually agreed upon, be bound by the results of such arbitration in accordance with applicable California law. If either party brings an action for judicial review or enforcement of the arbitration proceedings, award or decision, the prevailing party in any such action, trial or appeal shall be entitled to its reasonable attorneys' fees to be paid by the nonprevailing party as fixed by the court.

         SECTION 6.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered a duplicate original.

         SECTION 6.12. CONSTRUCTION. Each of the parties hereto has been represented by counsel throughout this transaction who has carefully negotiated the provisions hereof. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties. When the context so requires in this Agreement, the masculine gender includes the feminine and/or the neuter, and the singular number includes the plural.

         SECTION 6.13. PARENT GUARANTEE. Parent hereby unconditionally guarantees the payment and performance and each and every obligation of Company hereunder.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, in the case of Company by its duly authorized officer(s) empowered so to act, all as of the date first above written.

                                            SYNERGY 2000 INC.,

                                            By: /s/ Eli Dabich, Jr.
                                                --------------------------------
                                            Its: President

                                            INFINITY TECHNOLOGY SOLUTIONS, INC.,

                                            By: /s/ Eli Dabich, Jr.
                                                --------------------------------
                                            Its: President

                                            /s/ Charles R. Cronin, Jr.
                                            ------------------------------------
                                            [Signature of Employee]

                                            CHARLES R. CRONIN, JR.
                                            ------------------------------------
                                            [Type or Print Name of Employee]

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               CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT

                  AGREEMENT dated as of October 16, 2001, between SYNERGY 2000, INC., a Delaware corporation and its affiliated companies (collectively, the "Company"), and CHARLES R. CRONIN, JR. ("Employee").

         In consideration of the commencement of Employee's employment and the compensation paid to Employee, Employee acknowledges and agrees with the Company as follows:

I. EFFECTIVENESS

         This Agreement shall become effective on the earlier of (i) commencement of Employee's employment with the Company, or (ii) the date and time at which any Confidential Information (as defined in Section 2.01 below) was or is first disclosed to Employee.

II. PROTECTION OF COMPANY'S CONFIDENTIAL INFORMATION

         SECTION 2.01. CONFIDENTIAL INFORMATION. The Company has and will develop, compile, and own certain proprietary techniques and confidential information which have great value in its business (said techniques and information being hereinafter referred to, collectively, as "Confidential Information"). The Company has and also will have access to Confidential Information of its Clients. ("Clients" shall mean any persons or entities for whom the Company performs services or furnishes goods, or from whom the Company or Employee obtains information). Confidential Information includes not only information disclosed by the Company or its Clients to Employee in the course of his or her employment, but also information developed or learned by Employee during the course of his or her employment with the Company, such as Innovations (as defined in Section 4.01 below). Confidential Information is to be broadly defined. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company or Clients are engaged or contemplate engaging. Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company or Clients, whether or not such information is identified as Confidential Information by the Company or Clients. By example and without limitation, Confidential Information includes all technical and non-technical information including copyright, trade secret and proprietary information, pricing strategies and models, know-how, processes, algorithms, software programs, software source documents, and formulas related to the current, future or proposed products and services of the Company, and includes, without limitation, the Company's information concerning pricing strategies, financial information, procurement and purchasing requirements, business forecasts, and sales and marketing plans and information.

         Notwithstanding the foregoing, Confidential Information shall expressly exclude any information that (i) was in the public domain at the time it was communicated to the Employee; (ii) entered into the public domain subsequent to the time it was communicated to the Employee through no fault of the Employee;
(iii) was in the Employee's possession free of any obligation of confidence at the time it was communicated to the Employee; (iv) was developed by Employee independently of and without reference to any information communicated to the Employee by the Company; (v) disclosure was required by any governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement; or (vi) was developed or conceived by Employee if furtherance of the objectives of VROOM, Inc. or Transformation Station, Inc.

         SECTION 2.02. PROTECTION OF CONFIDENTIAL INFORMATION. Employee agrees that at all times during or after his or her employment, he or she will hold in trust, keep confidential, and not disclose to any third party or make any use of the Confidential Information of the Company or Clients except for the benefit of the Company or Clients and in the course of his or her employment with the Company. Employee further agrees not to cause the transmission, removal, or transport of Confidential Information or Innovations from the Company's principal place of business at 30 North Raymond Avenue, Suite 804, Pasadena, California, 91103, or such other place of business specified by the Company, without prior written approval of the President of the Company. Employee acknowledges that he or she is aware that the unauthorized disclosure of Confidential Information of the Company or its Clients may be highly prejudicial to their interests, an invasion of privacy, and an improper disclosure of trade secrets. Whenever the approval, designation, specification, or other act of the President of the Company is required under this Agreement, the President may, by written designation, authorize an agent of the Company to perform such act.

III. NO CONFLICTING RELATIONSHIPS

         Except as disclosed on Schedule A to this Agreement, Employee is not aware of any other agreements, relationships or commitments to any other person or entity which conflict with Employee's obligations to Company under this Agreement. Employee will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Employee represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

IV. ASSIGNMENT OF EMPLOYEE INNOVATIONS

         SECTION 4.01. DISCLOSURE. As of the Effective Time of the Merger, Employee shall transfer and assign to the Company all of its rights, titles and interests in and to the eServices Product, SmartDoc, and Smart Date 2000 Products. Thereafter, Employee will promptly disclose in writing to the Company all further discoveries, developments, designs, ideas, innovations, improvements, inventions, formulas, processes, techniques, know-how, and data (whether or not patentable or registerable under copyright or similar statutes) made, conceived, reduced to practice, or learned by Employee (either alone or jointly with others) during the period of his or her employment for those products or others that are related to or useful in the business of the Company, or which result from tasks assigned to Employee by the Company, or from the use of premises owned, leased, or otherwise acquired by the Company (all of the foregoing being hereinafter referred to, collectively, as "Innovations"). Notwithstanding the foregoing, Company acknowledges and agrees that Company shall have no claim or interest in and to any products developed by Employee in connection with Employee's activities on behalf of VROOM, Inc. or Transformation Station, Inc., or that otherwise qualifies under California Labor Code Section 2870, which section is reproduced in the Written Notification to Employee attached as Schedule C hereto.

         SECTION 4.02. ASSIGNMENT OF INNOVATIONS. Employee acknowledges and agrees that all such Innovations belong to and shall be the sole property of the Company and shall be Innovations of the Company subject to the provisions of this Agreement. Employee hereby assigns to the Company all right, title, and interest Employee may have or may acquire in and to all Innovations. Employee agrees to sign and deliver to the Company (either during or subsequent to his or her employment) such other documents as the Company considers desirable to evidence (1) the assignment of all rights of Employee, if any, in any Innovations to the Company and/or (2) the Company's ownership of such Innovations. Any provision in this Agreement requiring Employee to assign rights to an Innovation does not apply to any invention that qualifies under California Labor Code Section 2870, which section is reproduced in the Written Notification to Employee attached as Schedule C hereto.

         SECTION 4.03. POWER OF ATTORNEY. In the event the Company is unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Innovation, whether due to mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as his or her agent and attorney-in-fact, to act for and in his or her behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other right or protections with the same force and effect as if executed and delivered by the Employee.

V. TERMINATION OF EMPLOYMENT

         SECTION 5.01. DELIVERY OF DOCUMENTS AND DATA ON TERMINATION OF EMPLOYMENT. In the event of termination (voluntary or otherwise) of Employee's employment with the Company, Employee agrees, promptly and without request, to deliver to and inform the Company of all documents and data pertaining to his or her employment and the Confidential Information and Innovations of the Company or Clients, whether prepared by Employee or otherwise coming into his or her possession or control, and to sign Schedule B to this Agreement. Employee will not retain any written or other tangible material containing any information concerning or disclosing any of the Confidential Information or Innovations of the Company or Clients. Employee recognizes that the unauthorized taking of any of the Company's trade secrets is a crime under California Penal Code Section 499c and is punishable by imprisonment in a state prison or in a county jail for a time not exceeding one year, or by a fine not exceeding Five Thousand Dollars ($5,000), or by both such fine and such imprisonment. Employee further recognizes that such unauthorized taking of the Company's trade secrets could also result in civil liability under California Civil Code Section 3426, and that willful misappropriation may result in an award against Employee for triple the amount of the Company's damages and the Company's attorneys' fees in collecting such damages.

         SECTION 5.02. OBLIGATIONS OF EMPLOYEE AFTER TERMINATION OF EMPLOYMENT. In the event of termination (voluntary or otherwise) of Employee's employment with the Company, Employee agrees that he or she will protect the value of the Confidential Information and Innovations of the Company and Clients and will prevent the misappropriation or disclosure thereof. Employee will not disclose or use to his or her benefit (or the benefit of any third party) or to the detriment of the Company or its Clients any Confidential Information or Innovation. Employee further agrees that for a period of one year immediately following termination (voluntary or otherwise) of Employee's employment with the Company, Employee shall not interfere with the business of the Company by inducing an employee to leave the Company's employ or by inducing a consultant to sever the consultant's relationship with the Company.

         In addition, each party hereto shall refrain thereafter from uttering any disparaging remarks or criticisms of the other party or its officers, directors, shareholders, employees, representatives or agents which might have the effect of injuring such party or such officers', directors', shareholders', employees', representatives' or agents' character, reputations, or profitability, and such party shall be entitled in the case of each such utterance to liquidated damages in the amount of $10,000. Each party hereto acknowledges that the liquidated damages specified above approximate the amount of damages which a party would sustain taking into account, from the nature of the case, that it would be impracticable or extremely difficult to fix the actual damages. Each party hereto acknowledges further that such damages are reasonable under the circumstances existing at the time this Agreement is made and that this provision for liquidated damages is valid under Section 1671 of the California Civil Code. Each party's entitlement to liquidated damages as provided herein is in addition to, and not in lieu of, all its other rights and remedies available hereunder or under applicable law or in equity.

VI. GENERAL PROVISIONS

         SECTION 6.01. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder shall be in writing and may be personally served or may be deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:        Synergy 2000, Inc.
                                            30 North Raymond Avenue, Suite 804
                                            Pasadena, CA   91103
                                            Attention of President.

                  If to the Employee:       Charles R. Cronin, Jr.
                                            1285 Dumaine Avenue
                                            Oak Park, CA   91377

or at such other address as such party shall have specified most recently to the other party by written notice. Notice mailed as provided herein shall be deemed given on the date of delivery, as evidenced by the return receipt.

         SECTION 6.02. GOVERNING LAW. This Agreement shall be construed under the substantive laws of the State of California and without giving effect to California choice-of-law or conflict-of-law principles. In the event of any dispute or controversy arising under this Agreement or the transactions contemplated herein, the parties mutually consent to the jurisdiction of the state courts of California and the federal district court for the Central District of California, and agree that any litigation may be served outside of California with the same force and effect as if service had been made in California.

         SECTION 6.03. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement may not be assigned by the Employee without the prior written consent of the Company; PROVIDED, HOWEVER, FURTHER, that the Company shall be entitled to assign all its rights and delegate all its duties hereunder without the consent or any act on the part of the Employee. In case of such assignment and delegation of duties by the Company, the Employee hereby agrees to execute any releases and other certificates, agreements and instruments requested by the Company to effectuate the release of the Company from any liabilities and obligations hereunder.

         SECTION 6.04. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the schedules hereto constitutes and contains the entire agreement of the parties hereto and supersedes any and all prior negotiations, correspondence, undertakings and agreements between the parties respecting the subject matter hereof. This Agreement may not be amended or modified, except by written instrument signed by the party to be bound.

         SECTION 6.05. WAIVER. Neither any failure nor any delay on the part of the Company or the Employee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

         SECTION 6.06. SURVIVAL OF PROVISIONS. In case any one or more of the provisions or any portion of any provision contained in this Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision or portion thereof shall be modified or deleted in such manner so as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the validity, legality and enforceability of any such provision shall not in any way be affected or impaired thereby, such remaining provisions or portion of any such provision construed as severable and independent thereof.

         SECTION 6.07. ARBITRATION; ATTORNEYS' FEES. Any dispute or conflict which arises between the parties hereto may be submitted to the American Arbitration Association in accordance with its then current Commercial Rules in Los Angeles County, California, for arbitration and the parties may, if so mutually agreed upon, be bound by the results of such arbitration in accordance with the California Code of Civil Procedure Section 1283.05. If either party brings an action for judicial review or enforcement of the arbitration proceedings, award or decision, the prevailing party in any such action, trial or appeal shall be entitled to its reasonable attorneys' fees to be paid by the nonprevailing party as fixed by the court.

         SECTION 6.08. EMPLOYMENT AT WILL. Employment and compensation can be terminated, with or without cause, and with or without notice, at any time, at the option of the Company or the Employee. No provision set forth in this Agreement shall limit or otherwise alter the foregoing.

         SECTION 6.09. COUNTERPARTS. This Agreement may be executed in two or more counterparts, but all of which, when taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the Employee and in the case of the Company, by its duly authorized officer empowered so to act, have duly executed this Agreement, as of the date first above written.

                  COMPANY:                  SYNERGY 2000, INC.,

                                            By: /s/ Eli Dabich, Jr.
                                                --------------------------------
                                            Its: President

CAUTION: THIS AGREEMENT AFFECTS YOUR RIGHTS TO INNOVATIONS YOU MAKE DURING YOUR EMPLOYMENT, AND RESTRICTS YOUR RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO YOUR EMPLOYMENT. EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ITS TERMS. EMPLOYEE HAS COMPLETELY FILLED OUT SCHEDULE A TO THIS AGREEMENT AND HAS RECEIVED A COPY OF THE WRITTEN NOTIFICATION TO EMPLOYEE CONTAINING CALIFORNIA LABOR CODE SECTION 2870 ATTACHED AS SCHEDULE C HERETO.

                  EMPLOYEE:                 /s/ Charles R. Cronin, Jr.
                                            ------------------------------------
                                            CHARLES R. CRONIN, JR.

                                   SCHEDULE A

                             Charles R. Cronin, Jr.
                               1285 Dumaine Avenue
                               Oak Park, CA 91377

                             As of October 16, 2001

Synergy 2000, Inc.
30 North Raymond Avenue, Suite 804
Pasadena, CA 91103 Attention of President.

                  Re:  Employee Statement
                       ------------------

Ladies and Gentlemen::

         In connection with my employment by Synergy 2000, Inc., and its affiliated companies (collectively, the "Company"), I hereby represent and warrant as set forth below:

         1. Confidential Information. Except for the transfer and assignment to the Company of the following products: eServices Product, SmartDoc and Smart Date 2000, Company agrees that I shall retain ownership in all such other software and technology products heretofore developed by me or my affiliates, including without limitation, VROOM, Inc. and Transformation Consulting, Inc.

         2. Prior Inventions. I hereby transfer and assign to the Company all of my rights, titles and interests in and to the eServices Product, SmartDoc and Smart Date 2000 intellectual property. Except as set forth in the immediately preceding sentence, I shall retain sole ownership of all other intellectual property previously developed by me or my affiliates. Further, the Company shall not be entitled to any right or claim to any intellectual property developed, conceived and/or owned by any of VROOM, Inc. and Transformation Consulting, Inc.

         3. Conflicting Relationships. Except as set forth below, I acknowledge that I have no other current or prior agreements, relationships, or commitments which conflict with my relationship with the Company under my Confidentiality and Invention Assignment Agreement (if none, so state): __[specify conflicts] Infinity Web Systems, Inc., VROOM, Inc., and Transformation Consulting, Inc. .

Dated: As of October 16, 2001.

                                                     /s/ Charles R. Cronin, Jr.
                                                     ---------------------------
                                                     CHARLES R. CRONIN, JR.

                                   SCHEDULE B

                             CHARLES R. CRONIN, JR.
                               1285 Dumaine Avenue
                               Oak Park, CA 91377

Synergy 2000, Inc.
30 North Raymond Avenue, Suite 804
Pasadena, CA 91103 Attention of President.

         Re: Termination Certification
             -------------------------

Ladies and Gentlemen:

         I am writing to certify that I do not have in my possession, nor have I failed to return, any Confidential Information or copies of such information, or other documents or materials, equipment, or other property belonging to Synergy 2000, Inc., a Delaware corporation, and its affiliated companies (collectively, the "Company"), or its Clients.

         I further certify that I have complied with and will continue to comply with all the terms of the Confidentiality and Invention Assignment Agreement which I signed, including the reporting of any Innovations (as defined therein) conceived or made by me which are covered by the Agreement.

         I further agree that, in compliance with the Confidentiality and Invention Assignment Agreement, I will preserve as confidential and not use any or all Confidential Information, Innovations, or other information which has or could have commercial value or other utility in the business in which the Company or its Clients are engaged or in which they contemplate engaging. I will not participate in the unauthorized disclosure of information that could be detrimental to the interests of the Company or its Clients, whether or not such information is identified as Confidential Information by the Company or its Clients.

         On termination of my employment with the Company, I will be employed by __[name of new employer]__ in the _________________ Division and will be working in connection with the following projects: __[generally describe the projects]__.

Dated:
                                               -------------------------
                                               CHARLES R. CRONIN, JR.

                                   SCHEDULE C

                               SYNERGY 2000, INC.
                       30 North Raymond Avenue, Suite 804
                               Pasadena, CA 91103
                             As of October 16, 2001

Charles R. Cronin, Jr.
1285 Dumaine Avenue
Oak Park, CA   91377

         Re: Written Notification to Employee
             --------------------------------

Dear Chuck:

         In accordance with California Labor Code Section 2872, you are hereby notified that your Confidentiality and Invention Assignment Agreement does not require you to assign to Synergy 2000, Inc., a Delaware corporation, and its affiliated companies (collectively, the "Company"), any invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on your own time, and which does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or which does not result from any work performed by you for the Company. You are hereby provided a copy of California Labor Code Section 2870:

                  "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                  (2) Result from any work performed by the employee for the employer.

                  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                  Please acknowledge receipt of this written notification by signing in the space indicated below.

                                            Very truly yours,

                                            SYNERGY 2000, INC.,

                                            By: /s/ Eli Dabich, Jr.
                                                --------------------------------
                                            Its: President

ACKNOWLEDGED:

/s/ Charles R. Cronin, Jr.
---------------------------------
                [Signature]

Printed Name: Charles R. Cronin, Jr.
              ----------------------
Dated: As of October 16, 2001.